EXHIBIT B

                        ASSIGNMENT OF TRUSTS' ACCOUNT

            THIS ASSIGNMENT OF TRUSTS' ACCOUNT ("Assignment") is entered into this 23rd day of December, 1997 by and among CROWN HILL TRUSTS (hereinafter referred to as "Assignor"), a group of five (5) Texas trusts (identified on Exhibit "A" attached hereto and incorporated herein by reference for all purposes), NATIONAL WESTERN LIFE INSURANCE COMPANY, a Colorado insurance corporation, (hereinafter, together with its successors and assigns, referred to as "Assignee"), and MOODY NATIONAL BANK OF GALVESTON (hereinafter referred to as "MNB").

                               R E C I T A L S

          A. Assignee and THE RANCH ON POSSUM KINGDOM, L.P. ("Borrower"), a Texas limited partnership, entered into that certain Loan Commitment dated November 13, 1997 (the "Commitment") wherein the Assignee agreed to make a loan evidenced by a promissory note (the "Note") from Borrower to Assignee in the original principal amount of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00) (the "Loan").

          B. A condition of the Commitment requires Assignor to establish an account with MNB at its principal office in Galveston, Texas in the amount of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) and to assign said account to Assignee as collateral for the Loan.

          C. Assignor has made a loan to Borrower and will make future advances to Borrower subject to certain terms and conditions including, but not limited to, the receipt by Assignor of 39.2% of all distributions received by the Athens Trust, a limited partner in Borrower. Therefore, Assignor deems it to be in its best interest to satisfy the condition described in Section B.

            NOW, THEREFORE, for and in consideration of the Loan from Assignee to Borrower, the benefits accruing to Assignee and Assignor, the premises herein, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Assignee and Assignor hereby agree as follows:

          1. RECITALS. The foregoing recitals are true and correct and are incorporated herein by reference and agreed upon by the parties hereto.

          2. ASSIGNMENT.

          (a) Contemporaneously with closing the Loan, Assignor shall wire funds in the amount of ONE MILLION and NO/100 DOLLARS ($1,000,000.00) (the "Deposit") to MNB to be deposited into an account in the name of Assignor with MNB (the "Trusts' Account") which funds shall be invested in accordance with the provisions of the investment guidelines set forth in Exhibit "B" attached hereto and incorporated herein by reference for all purposes.

          (b) Assignor agrees to pay the fees set forth on Exhibit "C" attached hereto to MNB and incorporated herein by reference for all purposes.

          (c) Assignor hereby pledges, transfers, assigns and sets over to Assignee, its successors and assigns, all of the Assignor's right, title and interest of Assignor in and to the Trusts' Account.

          (d) In the event that the market value of the Trusts' Account falls below ONE MILLION AND NO/100 DOLLARS, within 30 days of receipt of written notice from MNB, Assignor shall wire funds to MNB in an amount equal to the difference between the market value of the Trusts' Account and ONE MILLION AND NO/100 DOLLARS.

     3. TRUSTS' ACCOUNT.

          (a) So long as there shall exist no default by Borrower, beyond any applicable period for notice and/or opportunity for cure, if any, the funds in the Trusts' Account shall be invested in accordance with the agreement between Assignor and MNB and no withdrawals by Assignor shall be permitted prior to payment in full of the indebtedness owed by Borrower to Assignee, provided, however, in the event Assignor makes additional contributions to the account pursuant to Section 2(d) above, Assignor may subsequently withdraw amounts up to but not exceeding such additional contributions provided that the account has a market value not less than $1,000,000 after such withdrawal(s).

           (b) MNB shall send quarterly and annual statements to Assignor with copies to Assignee at the addresses shown below.

           (c) In the event of any uncured default by Borrower under the Note or any instruments evidencing, securing, or executed in connection with the Loan (the "Security Instruments"), and Guarantor's failure to cure said default within the cure periods applicable to Borrower after notice thereof to Guarantor, Assignee shall have the right to receive the sum of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) from the Trusts' Account. Assignor hereby expressly authorizes MNB and MNB agrees, upon receipt of written notice and demand from Assignee, to pay the sum of ONE MILLION AND NO/100 DOLLARS to Assignee. MNB may act in full reliance on such written notice and demand from Assignee. No other notice, confirmation, or other action shall be required by or on behalf of Assignor or Assignee. Upon the occurrence of an uncured Event of Default, Assignor hereby authorizes MNB and MNB agrees to sell any or all investments that would result in cash proceeds in an amount sufficient to cure said default and to remit said proceeds to the Assignee for application to the indebtedness owed by Borrower to Assignee;
however, if such sales proceeds exceed ONE MILLION and NO/100 DOLLARS ($1,000,000.00), the excess shall be remitted to Assignor by MNB or reinvested by MNB pursuant to express written instructions from Assignor.


           (d) For the purposes of interest earnings and federal income tax reporting requirements, Assignor's tax identification number is: 75-2106952.

           (e) Assignor agrees that the Trusts' Account shall continue to exist until all indebtedness owed by Borrower to Assignee has been paid in full.

     4. INDEMNIFICATION. ASSIGNOR AGREES TO INDEMNIFY AND HOLD ASSIGNEE AND MNB, THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, CONTRACTORS AND SUCCESSORS AND ASSIGNS (REFERRED TO COLLECTIVELY HEREINAFTER AS "INDEMNITEES") HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, COSTS, DAMAGES, LIENS, LIABILITIES, PENALTIES, FINES, LAWSUITS AND OTHER PROCEEDINGS AND COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES AND DISBURSEMENTS) (COLLECTIVELY, "DAMAGES"), WHICH MAY BE INCURRED OR SUSTAINED BY ASSIGNEE, MNB, OR ANY OTHER PARTY INDEMNIFIED HEREUNDER IN CONNECTION WITH THE TRUSTS' ACCOUNT. ASSIGNOR AGREES THAT THIS INDEMNIFICATION IS EXPRESSLY INTENDED TO INCLUDE DAMAGES CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF INDEMNITEES, PROVIDED, HOWEVER, THIS INDEMNITY SHALL NOT APPLY IN THE CASE OF GROSS NEGLIGENCE OF INDEMNITEES. ASSIGNOR HEREBY WAIVES ALL CLAIMS AND HOLDS THE INDEMNITEES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, COSTS, AND DAMAGES RELATING TO A DIMINUTION IN MARKET VALUE OF INVESTMENTS MADE PURSUANT TO ASSIGNOR'S INSTRUCTIONS. IF REQUESTED TO DO SO BY ANY INDEMNITEE, ASSIGNOR WILL ASSUME, WITHOUT EXPENSE TO INDEMNITEES, THE DEFENSE OF ANY SUCH CLAIMS OR ACTIONS. THE INDEMNITY OBLIGATIONS CONTAINED IN THIS SECTION 4 SHALL SURVIVE THE TERMINATION OR EXPIRATION OF THIS ASSIGNMENT.


     5. TERMINATION OF TRUST ACCOUNT AND RELEASE OF ASSIGNMENT.

           Upon payment in full of all indebtedness owed by Borrower to Assignee, Assignee shall send written notice to MNB that this Assignment is no longer in effect and Assignor shall have full power to terminate the Trusts' Account if it so wishes.

     6. REMEDIES NOT EXCLUSIVE; WAIVER.

           (a) Assignee shall be entitled to enforce the payment and performance of any indebtedness or obligations secured hereby and to exercise all rights and powers under this Pledge Agreement, the Note, and any Security Instruments or other agreement or any laws now or hereafter in force, notwithstanding the fact that some or all of the indebtedness and obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, deed of trust, guaranty, pledge, lien, assignment or otherwise, subject to any applicable limitation of liability. Neither Assignee's excise of its rights hereunder nor refraining to exercise such rights shall prejudice or in any manner affect Assignee's right to realize upon or enforce any other security now or hereafter held by Assignee or to enforce its rights hereunder at another time. Assignee shall be entitled to enforce its rights hereunder and under the Note and the Security Instruments in such order and manner as it may, in its absolute discretion, determine, subject to applicable law. No remedy herein conferred upon or reserved to Assignee is intended to be exclusive of any other remedy contained herein or in the Security Instruments, or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder and in the Security Instruments and now or hereafter existing at law or in equity or by statute. Every power or remedy given by the Note and the Security Instruments to Assignee may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Assignee, and Assignee may pursue inconsistent remedies, subject to applicable law. By exercising or by not exercising any right, option or election hereunder. Assignee shall not be deemed to have waived any provision hereof or to have released Assignor from any of the obligations secured hereby unless such waiver or release is in writing and signed by Assignee. The waiver by Assignee of Borrower's failure to perform or observe any term, covenant, or condition referred to or contained in the Note or Security Instruments to be performed or observed by Borrower shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent failure of Borrower to perform or observe the same or any other such term, covenant or condition referred to or contained in the Security Instruments, and no custom or practice which may develop between Borrower and Assignee shall be deemed a waiver of or any way affect the right of Assignee to insist upon the performance by Borrower of the obligations secured hereby and the right of Assignee to exercise its rights hereunder.

           (b) Except for notice of default under the Note or Security Instruments securing the Note, Assignor (i) waives notice of any kind, including but not limited to presentment for payment, protest and demand, notice of non-payment, protest, notice of protest, and diligence in collecting the indebtedness evidenced by the Note or enforcing any of the security therefor,
(ii) agrees to the substitution, exchange or release of any such security or the release of any party primarily or secondarily liable thereon, and (iii) further agrees that it will not be necessary for the Assignee, in order to enforce its rights under this Assignment, to first institute suit or exhaust its remedies against Borrower or any other liable party or to enforce its rights against any other security therefor, and consents to any one or more rearrangements, modifications, extensions or postponements of the time, amount or manner of payment of the Note on any terms or any other indulgences with respect thereto, without notice thereof and without discharging or reducing any of Assignor's liability hereunder.

      7. CONTROLLING LAW. This Assignment shall be governed by and construed in accordance with the Uniform Commercial Code and other laws of the State of Texas.

      8. SEVERABILITY. In case any one or more of the provisions contained in this Pledge Security Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof and this Pledge Security Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

      9. SECTION HEADINGS. Section headings appearing in this instrument have been inserted for convenience only and shall be given no substitute meaning or significance whatever in construing the terms and provisions of this Assignment.

      10. NOTICES. All notices required herein shall be sent to the following addresses or to such addresses as the parties hereto may designate in writing at some future date(s):

ASSIGNEE:         NATIONAL WESTERN LIFE INSURANCE COMPANY
                  950 East Anderson Lane
                  Austin, Texas 78752-1602
                  Attention:  Mortgage Loan Department

With copy to:
                  GREER, HERZ & ADAMS, L.L.P.
                  One Moody Plaza, 18th Floor
                  Galveston, Texas 77550
                  Attention:  Marilyn L.  Soloway, Esq.

ASSIGNOR:         CROWN HILL TRUSTS
                  2000 East Lamar Boulevard, Suite 150
                  Arlington, Texas 76006
                  Attention:  Virgil Pettigrew, Trustee

                  MOODY NATIONAL BANK OF GALVESTON
                  2302 Postoffice
                  Galveston, Texas 77550

            All notices to be given pursuant to this Assignment shall be deemed to have been received on the earlier of (x) actual receipt or (y) three (3) days after being mailed postage prepaid, Certified Mail Return Receipt Requested or one (1) day after having been deposited with a recognized overnight delivery service, fee prepaid, or upon delivery, if hand delivered, in each case addressed to the parties designated above or to such other address as a party hereto may designate in writing.

      11. NOTICE OF INDEMNIFICATION. THE PARTIES TO THIS ASSIGNMENT HEREBY ACKNOWLEDGE AND AGREE THAT THIS ASSIGNMENT CONTAINS CERTAIN INDEMNIFICATION PROVISIONS PURSUANT TO SECTION 4 OF THIS ASSIGNMENT THAT OPERATE TO SURRENDER OR OTHERWISE MODIFY THE LEGAL RIGHTS AND OBLIGATIONS OF THE PARTIES, INCLUDING RELIEVING A PARTY FOR THE CONSEQUENCES OF ITS OWN NEGLIGENCE OR OTHER FAULT.

            IN WITNESS WHEREOF, Assignor and Assignee each have caused this Assignment to be executed by their duly authorized representatives to be effective on the date first set forth above.

                                    ASSIGNOR:

                                    CROWN HILL TRUSTS, a group of 5 Texas
                                    trusts

                                    By:    ___________________________________
                                    Name:_____________________________________
                                    Title: ___________________________________

                                    ASSIGNEE:

                                    NATIONAL WESTERN LIFE INSURANCE COMPANY, a Colorado insurance corporation

                                    By:    ___________________________________
                                    Name:_____________________________________
                                    Title:  __________________________________

                                    MOODY NATIONAL BANK OF GALVESTON

                                    By:    ___________________________________
                                    Name:_____________________________________
                                    Title:  __________________________________

THE STATE OF TEXAS

COUNTY OF ________________________

            On this  ___________  day of  __________________,  1997,  personally appeared Virgil S. Pettigrew, Trustee, who being duly sworn, did say before me that he is the Trustee of CROWN HILL TRUSTS, a group of 5 Texas trusts and that he executed the foregoing instrument by authority of and on behalf of the CROWN HILL TRUSTS, and that he acknowledged said instrument to be his and the CROWN HILL TRUSTS' voluntary act and deed.

[SEAL]                              __________________________________________
NEAL F. GRANTHAM                    NOTARY PUBLIC in and for the State of Texas
Notary Public
STATE OF TEXAS                      __________________________________________
Exp. 11/16/2000                              (Printed Name of Notary)

                                    My Commission Expires:____________________




THE STATE OF TEXAS

COUNTY OF GALVESTON

            On     this____day    of    1997,     personally     appeared    the
____________________, who being duly sworn, did say before me that he is the Senior Vice President, of NATIONAL WESTERN LIFE INSURANCE COMPANY, a Colorado insurance corporation ("the Corporation"), and that he executed the foregoing instrument by authority of and on behalf of the Corporation and that he acknowledged said instrument to be his and the Corporation's voluntary act and deed.

                           (CONTINUED ON NEXT PAGE)

                                     ------------------------------------------
                                     NOTARY PUBLIC in and for the
                                     State of Texas

                                   --------------------------------------------
                                   (Printed Name of Notary)




                                     My Commission Expires:____________

THE STATE OF TEXAS

COUNTY OF GALVESTON

            On this ___day of day of , 1997, personally appeared the , who being duly sworn, did say before me that he is the _______________ of MOODY NATIONAL BANK OF GALVESTON (the "Bank"), and that he executed the foregoing instrument by authority of and on behalf of the Bank and that he acknowledged said instrument to be his and the Bank's voluntary act and deed.

                                             ---------------------------------
                                             NOTARY PUBLIC in and for the
                                             State of Texas

                                            ----------------------------------
                                            (Printed Name of Notary)

                                            My Commission Expires:____________

                                 EXHIBIT "A"

                        Hal Robert Pettigrew, Jr. Trust
                        Charles Gordon  Pettigrew Trust
                        Jason Crockett  Pettigrew Trust
                        Benjamin Virgil Pettigrew Trust
                        Amy  Gay   Margaret   Pettigrew
                        Trust

                                 EXHIBIT "B"

                            INVESTMENT GUIDELINES

            ASSETS OF THE TRUSTS SHALL BE INVESTED IN CORPORATE SECURITIES, SECURITIES TRADED ON THE NASDAQ STOCK EXCHANGE, SECURITIES TRADED ON THE NEW YORK STOCK EXCHANGE, SHORT SALES OF PUBLICLY TRADED SECURITIES, U.S. TREASURY OR AGENCY SECURITIES, MARGIN ACCOUNTS WITH COVERED PUTS OR CALLS, AND MONEY-MARKET ACCOUNTS, AS SHALL BE DIRECTED, FROM TIME TO TIME BY ASSIGNOR. UPON WRITTEN INSTRUCTION FROM ASSIGNOR, MNB SHALL CONSUMMATE SUCH SECURITIES TRANSACTIONS AS SOON AS IS PRACTICABLE. FUNDS NOT INVESTED IN SECURITIES SHALL BE DEPOSITED IN AN INTEREST BEARING MONEY-MARKET ACCOUNT AT MNB. IN NO EVENT SHALL MORE THAN $200,000 BE INVESTED AT ANY ONE TIME IN ANY SINGLE ENTITY.

                             MOODY NATIONAL BANK
                               TRUST DEPARTMENT

--------------------------------------------------------------------------------
                  Schedule of Annual Fees (Payable Quarterly)

--------------------------------------------------------------------------------


               CURRENT MARKET VALUE                              PERCENTAGE
                    OF ACCOUNT                                      RATE
                    ----------                                      ----

  FIRST                             $1,000,000.00                     1%
  NEXT                              $1,000,000.00                  .80 OF 1%
  NEXT                              $2,000,000.00                  .70 OF 1%
  OVER                              $4,000,000.00                  .50 OF 1%



                                      -10-